                                                                                                    Exhibit 12

STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                                   Six Months Ended
                                                                                       June 30,
                                                                              -------------------------
                                                                                  2003         2002
                                                                              ------------ ------------

Loss from continuing operations before income taxes and
 minority interest                                                              $ (78.2)        $(16.6)

Less:  Equity in earnings of and interest earned from investments
 in unconsolidated affiliates                                                       2.7            9.7
                                                                              ------------ ------------

Loss from continuing operations before income
 taxes (benefit), minority interest and equity
 in earnings of and interest earned from
 investments in unconsolidated affiliates                                         (80.9)         (26.3)
                                                                              ------------ ------------

Add: Interest earned from investments in unconsolidated affiliates                  1.9            2.8
Add: Distributed earnings                                                          11.3           11.2
Less: Equity in earnings (losses) of venture capital investments                   35.4          (34.9)
                                                                              ------------ ------------

Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of unconsolidated affiliates                                 (103.1)          22.6
                                                                              ============ ============

Fixed Charges:
Interest expense                                                                   19.7           15.4
Stock purchase contract adjustment payments                                         3.9            -
Rental expense                                                                      1.3            1.4
                                                                              ------------ ------------
Total fixed charges                                                                24.9           16.8
                                                                              ============ ============
Income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of investments in unconsolidated affiliates
 plus fixed charges                                                             $ (78.2)        $ 39.4
                                                                              ============ ============

Ratio of earnings to fixed charges (a)                                               -              2.3
                                                                              ============ ============

SUPPLEMENTAL RATIO - ratio of earnings to fixed charges
inclusive of interest credited on policyholder contract balances:

Loss from continuing operations before income taxes and
 minority interest                                                              $ (78.2)        $(16.6)

Less:  Equity in earnings of and interest earned from investments
 in unconsolidated affiliates                                                       2.7            9.7
                                                                              ------------ ------------

Loss from continuing operations before income
 taxes (benefit), minority interest and equity
 in earnings of and interest earned from
 investments in unconsolidated affiliates                                         (80.9)         (26.3)
                                                                              ------------ ------------

Add: Interest earned from investments in unconsolidated affiliates                  1.9            2.8
Add: Distributed earnings                                                          11.3           11.2
Less: Equity in earnings (losses) of venture capital investments                   35.4          (34.9)
                                                                              ------------ ------------

Adjusted income (loss) from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of unconsolidated affiliates                                 (103.1)          22.6
                                                                              ============ ============

Fixed Charges:
Interest expense                                                                   19.7           15.4
Stock purchase contract adjustment payments                                         3.9            -
Rental expense                                                                      1.3            1.4
Interest credited on policyholder contract balances                               104.1           79.2
                                                                              ------------ ------------
Total fixed charges                                                               129.0           96.0
                                                                              ============ ============
Adjusted income from continuing operations before
 income taxes (benefit), minority interest and
 equity in earnings of investments in unconsolidated affiliates
 plus fixed charges                                                             $  25.9         $118.6
                                                                              ============ ============
Ratio of earnings to fixed charges including interest
credited on policyholder contract balances (b)                                       0.2            1.2
                                                                              ============ ============

 For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes (benefit), minority interest and equity in earnings of investments in unconsolidated affiliates plus the distributed income of equity investees and fixed charges. Fixed charges consist of interest expense, contract adjustment payments and an imputed interest component for rental expense.

(a) Due to our loss during the six months ended June 30, 2003, the ratio coverage for that period was less than 1:1. We would need $103.1 million in additional earnings during the six month period in order to achieve a 1:1 coverage ratio.

(b) Due to our loss during the six months ended June 30, 2003, the ratio coverage, including interest credited on policyholder contract balances, for that period was less than 1:1. We would need $103.1 million in additional earnings during the six month period in order to achieve a 1:1 coverage ratio.